UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Park Center Drive

Orlando, FL 32835
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants to purchase 1.034999 shares of Class A common stock, at an exercise price of $11.50 per share	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

The information in this Current Report on Form 8-K (this “Report”) set forth under Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Third Amendment to Katmandu Ventures Loan Agreement

On November 27, 2024, the Falcon’s Beyond Global, Inc. (the “Company”), through Falcon’s Beyond Global, LLC (“Falcon’s OpCo”), entered into a third amendment to the Katmandu Ventures Loan Agreement (the “Third Amendment to Katmandu Ventures Loan Agreement”) with Katmandu Ventures, LLC (“Katmandu Ventures”), a greater than 10% shareholder of the Company, and FAST Sponsor II LLC (“FAST Sponsor”). The Third Amendment to Katmandu Ventures Loan Agreement amends the term loan agreement, dated March 28, 2024, as amended June 14, 2024 and October 18, 2024, between Falcon’s OpCo and Katmandu Ventures and FAST Sponsor (the “Katmandu Ventures Loan Agreement”).

The Third Amendment to Katmandu Ventures Loan Agreement amends the repayment schedule, amends the maturity date to February 28, 2025, and increases the interest rate from and after November 16, 2024 to accrue at a fixed rate of 11.75% per annum, and makes the loan immediately due and payable within five business days upon the receipt of funds from the completion of an asset sale or upon the receipt of third-party financing.

Third Amendment to Universal Kat Loan Agreement

On November 27, 2024, the Company, through Falcon’s OpCo, entered into a third amendment to the Universal Kat Loan Agreement (the “Third Amendment to Universal Kat Loan Agreement”) with FAST Sponsor. The Third Amendment to Universal Kat Loan Agreement amends the term loan agreement, dated March 22, 2024, as amended June 14, 2024 and October 18, 2024, between Falcon’s OpCo and FAST Sponsor (the “Universal Kat Loan Agreement”).

The Third Amendment to Universal Kat Loan Agreement amends the repayment schedule, amends the maturity date to February 28, 2025, increases the interest rate from and after November 16, 2024 to accrue at a fixed rate of 11.75% per annum, and makes the loan immediately due and payable within five business days upon the receipt of funds from the completion of an asset sale or upon the receipt of third-party financing. If the asset sale transaction is not completed on or before January 31, 2025, then the lenders will be paid $250,000, and if the asset sale is not completed on or before February 28, 2025, then the lenders will be paid an additional $250,000.

The foregoing descriptions of the Third Amendment to Katmandu Ventures Loan Agreement and Third Amendment to Universal Kat Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Third Amendment to Katmandu Loan Agreement, dated as of November 27, 2024, entered into by and among Falcon’s Beyond Global, LLC, Katmandu Ventures, LLC and FAST Sponsor II LLC.
10.2*	Third Amendment to Universal Kat Loan Agreement, dated as of November 27, 2024, entered into by and among Falcon’s Beyond Global, LLC, Universal Kat Holdings, LLC and FAST Sponsor II LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2024	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Chief Legal Officer & Corporate Secretary

 2